Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No.: 333-140923

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn: HASCO 2007-NC1 or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

HASCO 2007-NC1

New Issue Term Sheet and
Computational Materials

$1,039,204,870 (Approximate)

HASCO 2007-NC1

HSI Asset Securitization Corporation
Depositor

Wells Fargo Bank, N.A.
Master Servicer, Securities Administrator and Custodian

Countrywide Home Loans Servicing LP
Wells Fargo Bank, N.A.
Servicers

Lead Underwriter

May 29, 2007

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

DISCLAIMER

The issuer has filed a registration statement (including a prospectus), Registration Statement No. 333-140923, with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. (“HSBC”) will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information contained in this communication, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar communication relating to these securities. This communication is not required to contain, and does not contain, all information that is required to be included in the base prospectus and prospectus supplement. Additionally, the information contained herein is preliminary and subject to change.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions are necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure (the “Computational Materials”), are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. The Computational Materials are based upon proprietary modeling techniques and assumptions and alternative modeling techniques and/or assumptions may be more appropriate or produce significantly different results. The realization of the assumptions underlying the Computational Materials is subject to significant uncertainties and contingencies and actual economic variables that impact returns will differ, and may differ materially, from those inputs utilized in the model. As a result of the foregoing, HSBC makes no representation as to appropriateness of any modeling techniques employed by it, the appropriateness of the assumptions underlying the Computational Materials, the materiality of any assumption to the actual return, the reasonableness of any assumption or the particular factors that may affect whether such assumptions are realized.

Any collateral pool information contained herein, including without limitation any collateral tables which follow, is based only on a sample pool of mortgage loans expected to comprise the final pool, along with other mortgage loans, on the closing date. In addition, certain mortgage loans contained in this sample pool may be deleted from the pool of mortgage loans delivered to the issuer on the closing date. This sample pool may not necessarily represent a statistically relevant population. Although HSBC believes the information with respect to the sample pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the sample pool however it is not expected that these collateral characteristics will vary in any material respect.

The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This communication is not an offer to sell or the solicitation of an offer to buy these securities where such offer, solicitation or sale is not permitted. Additionally, transfers of any such securities or instruments may be limited by law or the terms thereof. Recipients are required to inform themselves of and comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any transaction.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Contact Information

HSBC Securities
ABS/MBS Structured Finance
Andrea Lenox Senior Vice President	Tel: (212) 525-4600 andrea.lenox@us.hsbc.com

Kristine Lock Assistant Vice President	Tel: (212) 525-8056 kristine.lock@us.hsbc.com

Rene Garza Assistant Vice President	Tel: (212) 525-3952 rene.x.garza@us.hsbc.com
Syndicate and ABS/MBS Trading
Michael Banchik Senior Vice President	Tel: (212) 525-3399 michael.banchik@us.hsbc.com

Sang Han Assistant Vice President	Tel: (212) 525-5628 sang.han@us.hsbc.com

George Smith Managing Director	Tel: (212) 525-3786 george.smith@us.hsbc.com
Whole Loan Trading
Mark Wirth Managing Director	Tel: (212) 525-4029 mark.wirth@us.hsbc.com

Martin Priest Senior Vice President	Tel: (212) 525-4198 martin.priest@us.hsbc.com

Christopher Amato Vice President	Tel: (212) 525-3307 christopher.v.amato@us.hsbc.com

Kaushal Thakkar Assistant Vice President	Tel: (212) 525-3307 kaushal.thakkar@us.hsbc.com
Rating Agencies
Erik Lukacsko - S&P	Tel: (212) 438-2534 erik_lukacsko@sandp.com

Ariel Weil - Moody’s	Tel: (212) 553-7989 ariel.weil@moodys.com

Robert Williams - Fitch	Tel: (212) 908-9136 robert.williams@fitchratings.com

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Mortgage Pass-Through Certificates, Series 2007-NC1
$1,039,204,870 (Approximate, Subject to +/- 10% Variance)

HSI Asset Securitization Corporation Trust 2007-NC1
Issuer

HSI Asset Securitization Corporation
Depositor

First and Second Lien Residential Mortgage Loans

Transaction Highlights

Classes	Principal Balance ($) (1)	Avg Life to Call / Mty (2)(3)	Principal Window to Call / Mty (Months) (2)(3)	Description	Expected Ratings (Fitch/ Moody’s/ S&P)	Initial Credit Enhancement (5)	Coupon(4)
A-1	501,525,000	1.00 / 1.00	1 - 22 / 1 - 22	Senior Floater	AAA / Aaa / AAA	26.60%	1 Mo. LIBOR + ()
A-2	79,499,000	2.00 / 2.00	22 - 27 / 22 - 27	Senior Floater	AAA / Aaa / AAA	26.60%	1 Mo. LIBOR + ()
A-3	154,925,000	3.00 / 3.09	27 - 70 / 27 - 87	Senior Floater	AAA / Aaa / AAA	26.60%	1 Mo. LIBOR + ()
A-4	26,827,000	5.81 / 9.44	70 - 70 / 87 - 159	Senior Floater	AAA / Aaa / AAA	26.60%	1 Mo. LIBOR + ()
M-1	44,686,000	5.32 / 5.76	56 - 70 / 56 - 140	Mezzanine Floater	AA+ / Aa1 / AA+	22.30%	1 Mo. LIBOR + ()
M-2	42,088,000	4.73 / 5.17	49 - 70 / 49 - 135	Mezzanine Floater	AA+ / Aa2 / AA+	18.25%	1 Mo. LIBOR + ()
M-3	25,461,000	4.49 / 4.91	46 - 70 / 46 - 129	Mezzanine Floater	AA / Aa3 / AA	15.80%	1 Mo. LIBOR + ()
M-4	22,862,000	4.38 / 4.79	44 - 70 / 44 - 125	Mezzanine Floater	AA- / A1 / AA	13.60%	1 Mo. LIBOR + ()
M-5	21,304,000	4.30 / 4.69	42 - 70 / 42 - 120	Mezzanine Floater	A+ / A2 / A+	11.55%	1 Mo. LIBOR + ()
M-6	18,186,000	4.24 / 4.61	41 - 70 / 41 - 115	Mezzanine Floater	A / A3 / A	9.80%	1 Mo. LIBOR + ()
M-7	18,186,000	4.20 / 4.55	40 - 70 / 40 - 110	Mezzanine Floater	A- / Baa1 / A-	8.05%	1 Mo. LIBOR + ()
M-8	14,549,000	4.16 / 4.49	39 - 70 / 39 - 105	Mezzanine Floater	BBB+ / Baa2 / BBB	6.65%	1 Mo. LIBOR + ()
M-9	15,068,000	4.13 / 4.42	39 - 70 / 39 - 99	Mezzanine Floater	BBB / Baa3 / BBB-	5.20%	1 Mo. LIBOR + ()
M-10	15,068,000	Privately Placed Certificates - Not Offered Hereby				3.75%	1 Mo. LIBOR + ()
X		Not Offered Hereby
P		Not Offered Hereby
R		Not Offered Hereby

Notes:

(1)	Certificate balances are subject to a variance of plus or minus 10%.
(2)	Certificates are priced to the 10% optional redemption, as described herein.
(3)	Based on the pricing prepayment speed, as described herein.
(4)
Margins on the Class A Certificates and on the Class M Certificates are equal to 2.0x and 1.5x, respectively, of the original margins for each distribution date following the first possible optional redemption date, as described herein.

(5)	Includes initial overcollateralization of 3.75%.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Issuer:	HSI Asset Securitization Corporation Trust 2007-NC1.

Depositor:	HSI Asset Securitization Corporation.
Sponsor:	HSBC Bank USA, National Association.
Lead Underwriter:	HSBC Securities (USA) Inc.
Co-Managers:	Cabrera Capital Markets, LLC and Utendahl Capital Partners, L.P.
Originator:	New Century Mortgage Corporation.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Servicers:	Wells Fargo Bank, N.A. (63.46%) and Countrywide Home Loans Servicing LP (36.54%).
Trustee:	Deutsche Bank National Trust Company.
Credit Risk Manager:	OfficeTiger Global Real Estate Services Inc. (formerly known as MortgageRamp, Inc.).
Derivative Provider:	An entity which satisfies the Derivative Provider Ratings Requirement.
Derivative Provider Ratings Requirement:
The Derivative Provider Ratings Requirement shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “F1” by Fitch or (ii) if the counterparty does not have a short-term rating from Fitch, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by Fitch and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

Sample Pool Calculation Date:	April 1, 2007.
Cut-off Date:	May 1, 2007.
Expected Pricing Date:	The week of May 28, 2007.
Closing Date:	On or about June 5, 2007.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in June 2007. The first Distribution Date will be June 25, 2007.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Final Scheduled Distribution Date:	April 25, 2037.

Certificates:
Approximately $762,776,000 senior certificates (the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, collectively the “Class A Certificates”), and approximately $237,458,000 mezzanine certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, collectively the “Class M Certificates”). The Class A Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, are referred to herein as the “Offered Certificates”. The Class M-10 Certificates, the “Non-Offered Certificates,” are not being offered hereby but will be privately placed pursuant to a confidential private placement memorandum.

Mortgage Loans:
The aggregate principal balance of the Mortgage Loans as of the Sample Pool Calculation Date is approximately $1,039,204,870. The Mortgage Loans consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on one- to four-family residential properties.

The collateral tables included in these Computational Materials represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the trust on the Closing Date. It is expected that (a) additional Mortgage Loans will be delivered to the trust on the Closing Date and (b) certain Mortgage Loans may be pre-paid, become ineligible for transfer to the trust or may otherwise be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date. However, it is not expected that the final mortgage pool will vary from the Sample Pool in any material respect.

The Mortgage Loans consist of 10-, 15-, 20-, 25- and 30-year fixed-rate fully amortizing mortgage loans; 30/40 and 30/50 year fixed-rate balloon mortgage loans; 30-year adjustable-rate fully amortizing mortgage loans that have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of five or seven years that have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; and 30/40 and 30/50 year adjustable-rate balloon mortgage loans that have an initial fixed rate period of two or three years after origination and thereafter adjust semi-annually based on six-month LIBOR.

Record Date:	The business day immediately preceding each Distribution Date for all Certificates.
Delay Days:	0 (zero) days on all Certificates.
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the calendar month in which such Distribution Date occurs.

Interest Accrual Period:
Interest with respect to the Offered Certificates and Non-Offered Certificates will initially accrue from the Closing Date to, but excluding, the first Distribution Date. Thereafter, interest will accrue from the prior Distribution Date to, but excluding, the then current Distribution Date. With respect to the Offered Certificates and Non-Offered Certificates, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Certificates and Non-Offered Certificates will settle flat (no accrued interest).

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Prepayment Period:
The Prepayment Period applicable to both full and partial prepayments on the Mortgage Loans with respect to any Distribution Date is a calendar month prepayment period or a mid-month prepayment period.

Fixed Pricing Prepayment Speed:
The Fixed Pricing Prepayment Speed for the fixed-rate Mortgage Loans assumes 4% CPR in month 1, building linearly to 27% CPR in month 12, and remaining at 27% CPR thereafter. The Fixed Pricing Prepayment Speed is capped at 85% CPR.

ARM 1 Pricing Prepayment Speed:
The ARM 1 Pricing Prepayment Speed for the 2/28 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter. The ARM 1 Pricing Prepayment Speed is capped at 85% CPR.

ARM 2 Pricing Prepayment Speed:
The ARM 2 Pricing Prepayment Speed for the 3/27 and 5/25 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 30, 50% CPR from month 31 to 37, and 35% CPR in month 38 and thereafter. The ARM 2 Pricing Prepayment Speed is capped at 85% CPR.

Second Lien Pricing Prepayment
Speed:	The Second Lien Pricing Prepayment Speed for the Mortgage Loans that are second liens assumes 30% CPR.

Tax Treatment:	REMIC.

ERISA Eligibility:
The Offered Certificates generally may be purchased by employee benefit plans subject to ERISA; provided that, during the period the interest rate cap agreement or swap agreement is in effect, such investor meets the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

Legal Investment:	None of the Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 ($100,000 with respect to initial European investors) and integral multiples of $1 in excess thereof.

Optional Redemption:
The Master Servicer may purchase the Mortgage Loans and therefore cause the termination of the trust on any optional termination date, which is any Distribution Date following any month in which the aggregate principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Servicing Fee:	The Servicing Fee is calculated at the “Servicing Fee Rate” of 0.500% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Credit Risk Manager Fee:	The Credit Risk Manager Fee is calculated at the “Credit Risk Manager Fee Rate” of 0.014% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Servicing Fee Rate.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Principal & Interest Advances:
The Servicers are required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Master Servicer will be required to make such advances to the extent that a Servicer fails in its obligation to advance. The Servicers (or the Master Servicer, as applicable) are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicers will pay all out-of-pocket costs related to their obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicers are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicers are required to pay Compensating Interest up to the amount of its Servicing Fee for the related Due Period to cover shortfalls due to partial and/or full prepayments on the Mortgage Loans (“Prepayment Interest Shortfalls”).

Credit Enhancement:	1. Excess spread;
2. Net Derivative Payments received;
3. Overcollateralization; and
4. Subordination.

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate class certificate balance of the Offered Certificates and Non-Offered Certificates after taking into account the payments of principal to be made on such Distribution Date. The initial Overcollateralization Amount will be equal to approximately 3.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 3.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 7.50% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal Payment Amount to the holders of the Certificates then entitled to payments of principal on such Distribution Date) is greater than or equal to approximately 53.20%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and Non-Offered Certificates for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balance of the class or classes subordinate thereto, and (ii) the Overcollateralization Amount, in each case, calculated after taking into account payment of the Principal Payment Amount on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Class	Initial Credit Enhancement	Target Credit Enhancement Percentage On and After Stepdown Date
A	26.60%	53.20%
M-1	22.30%	44.60%
M-2	18.25%	36.50%
M-3	15.80%	31.60%
M-4	13.60%	27.20%
M-5	11.55%	23.10%
M-6	9.80%	19.60%
M-7	8.05%	16.10%
M-8	6.65%	13.30%
M-9	5.20%	10.40%
M-10	3.75%	7.50%

Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Class M Certificates then outstanding:

Class	Percentage
A	25.75%
M-1	30.72%
M-2	37.53%
M-3	43.35%
M-4	50.36%
M-5	59.30%
M-6	69.89%
M-7	85.09%
M-8	103.00%
M-9	131.72%
M-10	182.65%

or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Loss Percentage
June 2009 through May 2010	1.80% for the first month, plus an additional 1/12th of 2.25% for each month thereafter
June 2010 through May 2011	4.05% for the first month, plus an additional 1/12th of 2.30% for each month thereafter
June 2011 through May 2012	6.35% for the first month, plus an additional 1/12th of 1.85% for each month thereafter
June 2012 through May 2013	8.20% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
June 2013 through May 2014	9.15% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
June 2014 and thereafter	9.20%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, REO Properties and loans that have been modified) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month Delinquency Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Realized Losses:
Generally, any realized losses on the Mortgage Loans will be absorbed first, by the excess spread, second, by the Net Derivative Payments received, third, by the Overcollateralization Amount, and fourth, by Subordination.

Derivative Agreements:	On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into both an interest rate cap agreement and swap agreement.

Under the swap agreement, the supplemental interest trust will be obligated to pay a fixed amount equal to 5.15% per annum on the notional amount as set forth in the swap agreement to the Derivative Provider and the supplemental interest trust will be entitled to receive a floating amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement from the Derivative Provider, until the swap agreement is terminated.

Under the interest rate cap agreement, the Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.00% per annum, on the notional amount as set forth in the interest rate cap agreement.

Only the net amount of the two derivative instruments will be paid by the appropriate party (“Net
Derivative Payment”) and will be deposited into the Derivative Account. See the attached interest rate swap and interest rate cap schedules.

Generally, the Net Derivative Payment will be deposited into a derivative account (the “Derivative Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Derivative Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement in the same manner as the Interest Payment Priority and subsequently the Net Monthly Excess Cashflow.

Upon early termination of the swap agreement, the supplemental interest trust or the Derivative Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

A “Derivative Counterparty Trigger Event” means, the occurrence of any of the following events: (i) a failure to pay by the Derivative Provider or certain bankruptcy events with respect to the Derivative Provider, (ii) certain termination events under the swap agreement with respect to which the Derivative Provider is the sole affected party or (iii) an additional termination event under the swap agreement with respect to which the Derivative Provider is the sole affected party.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Interest Payment Priority:	On each Distribution Date, the interest collected will be paid in the following order of priority:

	(i)	to pay any Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event);

(ii)
from the interest collected on the Mortgage Loans, to the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Certificates; and

	(iii)	from the remaining interest collections, sequentially in ascending numerical order, to the holders of the Class M Certificates, the Interest Payment Amount for the applicable class.

Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date for which a Trigger Event is in effect, the Principal Payment Amount shall be paid as follows:

(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

	(ii)	sequentially, in ascending numerical order, to the holders of the Class A Certificates, until the principal balances thereof have been reduced to zero; and

(iii)
sequentially, in ascending numerical order, to the holders of the Class M Certificates, any Principal Payment Amount remaining after the payment of (i) and (ii) above until the principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Payment Amount shall be paid as follows:

(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

	(ii)	sequentially, in ascending numerical order, to the holders of the Class A Certificates, the Senior Principal Payment Amount until the principal balances thereof have been reduced to zero; and

	(iii)	sequentially in ascending numerical order, to the holders of the Class M Certificates, the Class M Principal Payment Amount, until the principal balances thereof have been reduced to zero.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the available funds over (y) the sum of (i) the amount of interest collections on the Mortgage Loans used to pay monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates, (ii) the principal payments required to be made to the Class A and Class M Certificates and (iii) any Net Derivative Payment or Swap Termination Payment (not resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Provider.

Net Monthly Excess Cashflow Payments:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
	(i)	to the holders of the Class A Certificates, any unpaid Senior Interest Payment Amounts, pro rata, based on such unpaid amounts;

	(ii)	sequentially, in ascending numerical order, to the holders of the Class M Certificates, any unpaid Interest Payment Amount for such Distribution Date;

	(iii)	sequentially in ascending numerical order, to the holders of the Class M Certificates:

		a)	in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

		b)	in an amount equal to the unpaid previously allocated Realized Loss Amounts;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

(iv)
to the holders of the Offered Certificates and Non-Offered Certificates, any Basis Risk Carryover Amounts for such classes in the same order and priority described under Interest Payment Priority above;

(v)	to the Credit Risk Manager, the Credit Risk Manager Fee;

(vi)	to the Derivative Provider, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event; and

(vii)	to the holders of the Class X Certificates, as provided by the Pooling and Servicing Agreement.

Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Mortgage Rate for the Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the Net Derivative Payment or Swap Termination Payment payable to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event), and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Interest Rate:	The Interest Rate on any Distribution Date for each class of Offered Certificates and Non-Offered Certificates will equal the lesser of:
	(a)	one-month LIBOR plus the related margin; and
	(b)	the Available Funds Cap.

Interest Carry Forward Amount:
For each class of Offered Certificates and Non-Offered Certificates and on any Distribution Date, the sum of (i) the excess of (A) the Interest Payment Amount with respect to the prior Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Dates, over (B) the amount actually paid to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Interest Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Certificates and Non-Offered Certificates of any class on any Distribution Date is equal to interest accrued at the Interest Rate for that class during the related Interest Accrual Period on the principal balance of that class immediately prior to the Distribution Date.

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Distribution Date is equal to the Interest Payment Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Carryover Amount:
For any Distribution Date, the excess of (i) the amount of interest such class would have accrued for such Distribution Date had the applicable Interest Rate not been subject to the Available Funds Cap, over (ii) the amount of interest such class of Certificates accrued for such Distribution Date based on the Available Funds Cap, together with the unpaid portion of any such amounts from the prior Distribution Dates (and accrued interest thereon at the then applicable Interest Rate, without giving effect to the Available Funds Cap). The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Step-up Coupon:
If the Optional Redemption is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margins on each of the Class A Certificates will increase to 2.0 times their related initial margin and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Principal Payment Amount:
The Principal Payment Amount for any Distribution Date will be the excess, if any, of (a) the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any overcollateralization increase amount for such Distribution Date, over (b) the amount of any overcollateralization release amount.

Senior Principal Payment Amount:
The Senior Principal Payment Amount is an amount equal to the lesser of (1) the Principal Payment Amount and (2) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M Principal Payment
Amount:
The lesser of (1) any remaining Principal Payment Amount from the Mortgage Loans and (2) the excess of (x) the aggregate principal balance of all Certificates senior to the related class and the principal balance of the related certificates immediately prior to such Distribution Date less the amount paid to classes senior to the related class for such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optimal Principal Payment Amount Percentage
Class	Percentage
A	46.80%
M-1	55.40%
M-2	63.50%
M-3	68.40%
M-4	72.80%
M-5	76.90%
M-6	80.40%
M-7	83.90%
M-8	86.70%
M-9	89.60%
M-10	92.50%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Sensitivity Analysis
(To Call)

	PPC	50%	75%	100%	125%	150%
A-1	WAL (years)	1.80	1.26	1.00	0.83	0.70
	Principal Window (months)	1 - 45	1 - 30	1 - 22	1 - 19	1 - 16
A-2	WAL (years)	4.44	2.70	2.00	1.67	1.47
	Principal Window (months)	45 - 66	30 - 36	22 - 27	19 - 22	16 - 19
A-3	WAL (years)	8.74	5.68	3.00	2.06	1.73
	Principal Window (months)	66 - 148	36 - 97	27 - 70	22 - 30	19 - 23
A-4	WAL (years)	12.31	8.06	5.81	2.51	1.99
	Principal Window (months)	148 - 148	97 - 97	70 - 70	30 - 31	23 - 25
M-1	WAL (years)	8.10	5.41	5.32	4.38	3.24
	Principal Window (months)	47 - 148	42 - 97	56 - 70	31 - 53	25 - 42
M-2	WAL (years)	8.10	5.37	4.73	4.27	3.42
	Principal Window (months)	47 - 148	40 - 97	49 - 70	47 - 53	38 - 42
M-3	WAL (years)	8.10	5.36	4.49	3.88	3.12
	Principal Window (months)	47 - 148	39 - 97	46 - 70	43 - 53	35 - 42
M-4	WAL (years)	8.10	5.35	4.38	3.69	2.95
	Principal Window (months)	47 - 148	39 - 97	44 - 70	40 - 53	32 - 42
M-5	WAL (years)	8.10	5.34	4.30	3.56	2.84
	Principal Window (months)	47 - 148	38 - 97	42 - 70	38 - 53	31 - 42
M-6	WAL (years)	8.10	5.33	4.24	3.47	2.77
	Principal Window (months)	47 - 148	38 - 97	41 - 70	37 - 53	30 - 42
M-7	WAL (years)	8.10	5.33	4.20	3.41	2.71
	Principal Window (months)	47 - 148	38 - 97	40 - 70	36 - 53	29 - 42
M-8	WAL (years)	8.10	5.33	4.16	3.36	2.67
	Principal Window (months)	47 - 148	37 - 97	39 - 70	35 - 53	28 - 42
M-9	WAL (years)	8.10	5.32	4.13	3.32	2.65
	Principal Window (months)	47 - 148	37 - 97	39 - 70	34 - 53	27 - 42

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Sensitivity Analysis
(To Maturity)

	PPC	50%	75%	100%	125%	150%
A-1	WAL (years)	1.80	1.26	1.00	0.83	0.70
	Principal Window (months)	1 - 45	1 - 30	1 - 22	1 - 19	1 - 16
A-2	WAL (years)	4.44	2.70	2.00	1.67	1.47
	Principal Window (months)	45 - 66	30 - 36	22 - 27	19 - 22	16 - 19
A-3	WAL (years)	8.94	5.81	3.09	2.06	1.73
	Principal Window (months)	66 - 184	36 - 121	27 - 87	22 - 30	19 - 23
A-4	WAL (years)	19.48	13.04	9.44	2.51	1.99
	Principal Window (months)	184 - 313	121 - 218	87 - 159	30 - 31	23 - 25
M-1	WAL (years)	8.98	6.02	5.76	6.58	4.85
	Principal Window (months)	47 - 283	42 - 193	56 - 140	31 - 122	25 - 96
M-2	WAL (years)	8.96	5.97	5.17	4.68	3.80
	Principal Window (months)	47 - 274	40 - 186	49 - 135	47 - 103	38 - 81
M-3	WAL (years)	8.94	5.93	4.91	4.21	3.36
	Principal Window (months)	47 - 264	39 - 178	46 - 129	43 - 98	35 - 77
M-4	WAL (years)	8.92	5.91	4.79	4.01	3.19
	Principal Window (months)	47 - 256	39 - 172	44 - 125	40 - 95	32 - 75
M-5	WAL (years)	8.90	5.88	4.69	3.87	3.07
	Principal Window (months)	47 - 248	38 - 166	42 - 120	38 - 92	31 - 72
M-6	WAL (years)	8.86	5.85	4.61	3.76	2.99
	Principal Window (months)	47 - 239	38 - 159	41 - 115	37 - 88	30 - 69
M-7	WAL (years)	8.82	5.82	4.55	3.69	2.92
	Principal Window (months)	47 - 229	38 - 153	40 - 110	36 - 84	29 - 66
M-8	WAL (years)	8.76	5.77	4.49	3.61	2.86
	Principal Window (months)	47 - 218	37 - 145	39 - 105	35 - 80	28 - 62
M-9	WAL (years)	8.68	5.71	4.42	3.54	2.81
	Principal Window (months)	47 - 207	37 - 137	39 - 99	34 - 75	27 - 59

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Effective Maximum Interest Rate Table for the Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)
1	11.45	11.45	11.45	36	10.24	11.29	24.94
2	7.63	7.63	7.72	37	9.90	10.92	24.63
3	7.38	7.38	7.58	38	10.30	11.37	25.01
4	7.38	7.38	7.70	39	9.97	12.00	25.69
5	7.63	7.63	8.10	40	9.97	12.00	25.68
6	7.38	7.38	8.02	41	10.29	12.39	26.00
7	7.62	7.62	21.68	42	9.96	11.98	25.65
8	7.38	7.38	21.57	43	10.28	12.37	20.69
9	7.38	7.38	21.55	44	9.95	12.05	20.48
10	7.88	7.88	21.75	45	9.95	12.38	20.91
11	7.38	7.38	21.51	46	11.01	13.70	22.34
12	7.62	7.62	21.61	47	9.94	12.36	21.11
13	7.38	7.38	21.48	48	10.27	12.76	21.61
14	7.62	7.62	21.58	49	9.93	12.34	21.29
15	7.38	7.38	21.45	50	10.26	12.82	21.86
16	7.37	7.37	21.44	51	9.92	12.40	21.54
17	7.62	7.62	21.54	52	9.91	12.40	21.62
18	7.37	7.37	21.41	53	10.24	12.80	22.12
19	7.62	7.62	21.52	54	9.90	12.38	21.78
20	7.40	7.40	21.39	55	10.23	12.78	22.26
21	8.79	8.79	22.74	56	9.89	12.38	21.95
22	9.61	9.73	23.32	57	9.89	12.38	22.03
23	8.77	8.78	22.67	58	10.57	13.23	22.95
24	9.06	9.06	22.84	59	9.89	12.36	22.16
25	8.76	8.76	22.62	60	10.21	12.76	22.64
26	9.06	9.07	22.83	61	9.87	12.34	22.29
27	9.66	9.79	23.62	62	10.20	12.74	22.76
28	9.67	9.79	23.61	63	9.87	12.32	22.41
29	9.99	10.12	23.84	64	9.86	12.31	22.47
30	9.67	9.79	23.58	65	10.19	12.71	22.93
31	9.99	10.12	23.82	66	9.85	12.29	22.57
32	9.77	9.92	23.68	67	10.18	12.69	23.03
33	9.91	10.93	24.68	68	9.84	12.27	22.67
34	10.89	12.11	25.62	69	9.84	12.26	22.73
35	9.91	10.93	24.66	70	10.89	13.57	24.09

1.
Assumes one-month LIBOR remains constant at 5.3256% and six-month LIBOR remains constant at 5.3632%, the cashflows are run to the Optional Redemption at the pricing speed, and Net Derivative Payments to the Derivative Provider are taken into account.

2.	Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed.
3.
Assumes one-month LIBOR and six-month LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Net Derivative Payments are received or paid as scheduled and applied.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Excess Spread

	Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	6m LIBOR (%)		Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	6m LIBOR (%)
1	4.04	4.04	5.3256	5.3632	36	4.97	4.90	5.0166	5.1021
2	2.24	2.22	5.3434	5.3452	37	4.86	4.80	5.0345	5.1123
3	2.06	2.06	5.3255	5.3167	38	4.85	4.77	5.0465	5.1243
4	2.05	2.10	5.2827	5.2923	39	4.66	4.64	5.0469	5.1375
5	2.23	2.28	5.2705	5.2639	40	4.70	4.67	5.0657	5.1479
6	2.05	2.10	5.2702	5.2298	41	4.85	4.82	5.0769	5.1581
7	2.38	2.39	5.2194	5.1961	42	4.75	4.73	5.0769	5.1678
8	2.36	2.37	5.1797	5.1597	43	4.82	4.85	5.1044	5.1785
9	2.35	2.37	5.1797	5.1275	44	4.64	4.68	5.1173	5.1862
10	2.40	2.43	5.1173	5.0953	45	4.65	4.72	5.1155	5.1938
11	2.34	2.37	5.0688	5.0663	46	5.19	5.23	5.1289	5.2026
12	2.37	2.40	5.0691	5.0455	47	4.64	4.70	5.1352	5.2084
13	2.33	2.37	5.0208	5.0240	48	4.82	4.87	5.1359	5.2142
14	2.36	2.42	4.9817	5.0079	49	4.64	4.68	5.1526	5.2269
15	2.31	2.38	4.9824	4.9990	50	4.81	4.84	5.1627	5.2515
16	2.31	2.38	4.9586	4.9882	51	4.63	4.72	5.1627	5.2747
17	2.35	2.43	4.9410	4.9817	52	4.63	4.71	5.1623	5.2949
18	2.30	2.38	4.9410	4.9772	53	4.80	4.89	5.1635	5.3173
19	2.35	2.44	4.9312	4.9733	54	4.62	4.65	5.2219	5.3413
20	2.31	2.42	4.9248	4.9719	55	4.79	4.76	5.2927	5.3472
21	3.72	3.85	4.9238	4.9721	56	4.61	4.58	5.2931	5.3360
22	3.93	4.05	4.9201	4.9745	57	4.61	4.61	5.2916	5.3245
23	3.69	3.84	4.9156	4.9767	58	4.97	4.97	5.2927	5.3149
24	3.76	3.91	4.9163	4.9831	59	4.60	4.61	5.2935	5.3036
25	3.67	3.83	4.9232	4.9892	60	4.78	4.81	5.2596	5.2911
26	3.76	3.91	4.9278	4.9976	61	4.59	4.66	5.2284	5.2942
27	4.60	4.59	4.9288	5.0087	62	4.77	4.83	5.2292	5.3150
28	4.60	4.59	4.9411	5.0177	63	4.59	4.66	5.2284	5.3320
29	4.69	4.68	4.9499	5.0301	64	4.58	4.65	5.2284	5.3490
30	4.60	4.60	4.9502	5.0405	65	4.76	4.83	5.2288	5.3681
31	4.70	4.68	4.9775	5.0528	66	4.57	4.60	5.2721	5.3876
32	4.71	4.70	4.9909	5.0617	67	4.75	4.72	5.3389	5.3943
33	4.86	4.81	4.9898	5.0714	68	4.57	4.54	5.3373	5.3846
34	5.17	5.10	5.0068	5.0820	69	4.56	4.56	5.3369	5.3769
35	4.86	4.80	5.0152	5.0911	70	5.10	5.10	5.3381	5.3700

1.	Assumes one-month LIBOR remains constant at 5.3256% and six-month LIBOR remains constant at 5.3632% and the cashflows are run to the Optional Redemption at the pricing speed.
2.	Assumes one-month LIBOR and six-month LIBOR are equal to the forward curve provided and the cashflows are run to the Optional Redemption at the pricing speed.
3.	Reflects the effect of Net Derivative Payments, either paid or received.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Interest Rate Swap Schedule

Aggregate Interest Rate Swap Schedule
Period	Accrual Start	Accrual End	Swap Notional ($)

1	5/25/2007	6/25/2007	0.00
2	6/25/2007	7/25/2007	0.00
3	7/25/2007	8/25/2007	0.00
4	8/25/2007	9/25/2007	0.00
5	9/25/2007	10/25/2007	0.00
6	10/25/2007	11/25/2007	0.00
7	11/25/2007	12/25/2007	830,235,820.00
8	12/25/2007	1/25/2008	794,186,906.00
9	1/25/2008	2/25/2008	756,101,084.00
10	2/25/2008	3/25/2008	719,770,877.00
11	3/25/2008	4/25/2008	685,187,818.00
12	4/25/2008	5/25/2008	652,267,812.00
13	5/25/2008	6/25/2008	620,930,813.00
14	6/25/2008	7/25/2008	591,100,633.00
15	7/25/2008	8/25/2008	562,704,754.00
16	8/25/2008	9/25/2008	535,674,149.00
17	9/25/2008	10/25/2008	509,943,119.00
18	10/25/2008	11/25/2008	485,434,276.00
19	11/25/2008	12/25/2008	461,676,587.00
20	12/25/2008	1/25/2009	418,888,316.00
21	1/25/2009	2/25/2009	380,303,450.00
22	2/25/2009	3/25/2009	345,635,806.00
23	3/25/2009	4/25/2009	314,449,740.00
24	4/25/2009	5/25/2009	286,566,026.00
25	5/25/2009	6/25/2009	270,603,828.00
26	6/25/2009	7/25/2009	255,605,552.00
27	7/25/2009	8/25/2009	240,360,898.00
28	8/25/2009	9/25/2009	225,955,848.00
29	9/25/2009	10/25/2009	212,395,086.00
30	10/25/2009	11/25/2009	199,705,728.00
31	11/25/2009	12/25/2009	187,826,655.00
32	12/25/2009	1/25/2010	176,701,494.00
33	1/25/2010	2/25/2010	166,279,750.00
34	2/25/2010	3/25/2010	156,903,523.00
35	3/25/2010	4/25/2010	148,119,019.00
36	4/25/2010	5/25/2010	139,864,741.00
37	5/25/2010	6/25/2010	132,078,126.00
38	6/25/2010	7/25/2010	124,732,311.00
39	7/25/2010	8/25/2010	117,802,530.00
40	8/25/2010	9/25/2010	111,264,368.00
41	9/25/2010	10/25/2010	105,095,363.00
42	10/25/2010	11/25/2010	99,274,362.00
43	11/25/2010	12/25/2010	0.00

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All payment dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period, floating rate payments will be determined using the Act/360 day-count convention, and fixed rate payments will be determined using the 30/360 day count convention.

The supplemental interest trust will be obligated to pay a fixed amount equal to 5.15% per annum on the notional amount as set forth in the swap agreement to the Derivative Provider and the supplemental interest trust will be entitled to receive a floating amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement.

The Distribution Date for the Interest Rate Swap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

Interest Rate Cap Schedule

Aggregate Interest Rate Cap Schedule				Aggregate Interest Rate Cap Schedule
Period	Accrual Start	Accrual End	Cap Notional ($)	Period	Accrual Start	Accrual End	Cap Notional ($)

1	5/25/2007	6/25/2007	0.00	44	12/25/2010	1/25/2011	153,572,209.00
2	6/25/2007	7/25/2007	6,566,695.00	45	1/25/2011	2/25/2011	150,349,822.00
3	7/25/2007	8/25/2007	14,234,000.00	46	2/25/2011	3/25/2011	147,126,701.00
4	8/25/2007	9/25/2007	22,981,152.00	47	3/25/2011	4/25/2011	143,909,187.00
5	9/25/2007	10/25/2007	32,768,263.00	48	4/25/2011	5/25/2011	140,703,042.00
6	10/25/2007	11/25/2007	43,535,706.00	49	5/25/2011	6/25/2011	137,513,487.00
7	11/25/2007	12/25/2007	55,203,805.00	50	6/25/2011	7/25/2011	134,345,237.00
8	12/25/2007	1/25/2008	67,671,912.00	51	7/25/2011	8/25/2011	131,202,537.00
9	1/25/2008	2/25/2008	80,681,350.00	52	8/25/2011	9/25/2011	128,089,200.00
10	2/25/2008	3/25/2008	92,620,370.00	53	9/25/2011	10/25/2011	125,008,634.00
11	3/25/2008	4/25/2008	103,522,183.00	54	10/25/2011	11/25/2011	121,963,876.00
12	4/25/2008	5/25/2008	113,450,236.00	55	11/25/2011	12/25/2011	118,957,616.00
13	5/25/2008	6/25/2008	122,464,527.00	56	12/25/2011	1/25/2012	115,992,226.00
14	6/25/2008	7/25/2008	130,621,777.00	57	1/25/2012	2/25/2012	113,069,682.00
15	7/25/2008	8/25/2008	137,975,608.00	58	2/25/2012	3/25/2012	110,178,112.00
16	8/25/2008	9/25/2008	144,576,694.00	59	3/25/2012	4/25/2012	107,333,423.00
17	9/25/2008	10/25/2008	150,472,921.00	60	4/25/2012	5/25/2012	104,536,999.00
18	10/25/2008	11/25/2008	155,715,601.00	61	5/25/2012	6/25/2012	101,789,939.00
19	11/25/2008	12/25/2008	160,513,231.00	62	6/25/2012	7/25/2012	99,093,141.00
20	12/25/2008	1/25/2009	172,795,509.00	63	7/25/2012	8/25/2012	96,447,326.00
21	1/25/2009	2/25/2009	182,391,393.00	64	8/25/2012	9/25/2012	93,853,095.00
22	2/25/2009	3/25/2009	189,624,056.00	65	9/25/2012	10/25/2012	91,310,818.00
23	3/25/2009	4/25/2009	194,805,721.00	66	10/25/2012	11/25/2012	88,820,744.00
24	4/25/2009	5/25/2009	198,181,142.00	67	11/25/2012	12/25/2012	86,383,009.00
25	5/25/2009	6/25/2009	197,943,144.00	68	12/25/2012	1/25/2013	83,997,638.00
26	6/25/2009	7/25/2009	197,332,561.00	69	1/25/2013	2/25/2013	81,664,547.00
27	7/25/2009	8/25/2009	196,730,189.00	70	2/25/2013	3/25/2013	79,383,581.00
28	8/25/2009	9/25/2009	195,778,908.00	71	3/25/2013	4/25/2013	77,154,459.00
29	9/25/2009	10/25/2009	194,486,052.00	72	4/25/2013	5/25/2013	74,976,836.00
30	10/25/2009	11/25/2009	192,863,927.00	73	5/25/2013	6/25/2013	72,850,302.00
31	11/25/2009	12/25/2009	190,952,954.00	74	6/25/2013	7/25/2013	70,774,382.00
32	12/25/2009	1/25/2010	188,789,646.00	75	7/25/2013	8/25/2013	68,748,547.00
33	1/25/2010	2/25/2010	186,409,081.00	76	8/25/2013	9/25/2013	66,772,217.00
34	2/25/2010	3/25/2010	183,841,706.00	77	9/25/2013	10/25/2013	64,844,767.00
35	3/25/2010	4/25/2010	181,142,450.00	78	10/25/2013	11/25/2013	62,965,533.00
36	4/25/2010	5/25/2010	178,332,967.00	79	11/25/2013	12/25/2013	61,133,818.00
37	5/25/2010	6/25/2010	175,430,717.00	80	12/25/2013	1/25/2014	59,348,892.00
38	6/25/2010	7/25/2010	172,449,763.00	81	1/25/2014	2/25/2014	57,610,003.00
39	7/25/2010	8/25/2010	169,403,998.00	82	2/25/2014	3/25/2014	55,916,376.00
40	8/25/2010	9/25/2010	166,304,372.00	83	3/25/2014	4/25/2014	54,267,201.00
41	9/25/2010	10/25/2010	163,161,783.00	84	4/25/2014	5/25/2014	52,661,684.00
42	10/25/2010	11/25/2010	159,986,239.00	85	5/25/2014	6/25/2014	51,099,007.00
43	11/25/2010	12/25/2010	156,786,917.00	86	6/25/2014	7/25/2014	0.00

The Accrual Period for the Interest Rate Cap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 6.00% per annum, on the notional amount as set forth in the interest rate cap agreement.

The Distribution Date for the Interest Rate Cap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2007-NC1

BREAKEVEN LOSSES

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1	42.68%	25.07%	42.69%	25.08%
M-2	32.92%	21.55%	32.97%	21.57%
M-3	27.88%	19.41%	27.95%	19.44%
M-4	23.80%	17.47%	23.88%	17.50%
M-5	20.30%	15.63%	20.38%	15.67%
M-6	17.47%	14.00%	17.55%	14.05%
M-7	14.78%	12.33%	14.87%	12.39%
M-8	12.82%	11.03%	12.90%	11.08%
M-9	10.98%	9.73%	11.06%	9.79%
M-10	9.55%	8.66%	9.63%	8.72%

100% Prepayment Speed
40% Severity
Triggers Failing
To Maturity
Breakeven loss represents CDR which results in first dollar of principal loss
12 mos. lag
P&I advanced at 100%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.